Exhibit 4.25

AMENDMENT NO. 6

TO

ADOPTION AGREEMENT #001

RELATING TO

RETIREMENT SAVINGS TRUST AND PLAN

A PROTOTYPE PLAN SPONSORED BY

CALFEE, HALTER & GRISWOLD LLP

NORTH COAST ENERGY, INC.

EMPLOYEES’ PROFIT SHARING TRUST AND PLAN

Restatement Date:  January 1, 2003

WITNESSETH:

WHEREAS, the Company amended and restated the North Coast Energy, Inc. Employees’ Profit Sharing Trust and Plan (hereinafter called the “Plan”), effective January 1, 2003, by completing and executing an Adoption Agreement (hereinafter called the “Adoption Agreement”) to the Calfee, Halter & Griswold Regional Prototype Plan; and

WHEREAS, the Company reserved the right to amend the Adoption Agreement and the Trust and Plan pursuant to Section 28.1 thereof; and

WHEREAS, the Company desires to amend the Plan in order to modify the safe harbor definition of “Compensation”in the Plan;

NOW, THEREFORE, pursuant to Section 28.1 of the Plan, the Company hereby amends the Plan, effective as of January 1, 2006, as follows:

1.             Section (20) of Adoption Agreement #001 is hereby amended, effective as of January 1, 2006, by the deletion of said Section and the substitution in lieu thereof of a new Section (20) to read as follows:

“(20)       Compensation.

Basic Definition.  A Participant’s Compensation shall be determined on the basis of the following:  (select one)

☐                                    Section 415 compensation as described in Section 2.14(a)(i) of the Trust and Plan

☐                                    Modified Section 415 compensation as described in Section 2.14(a)(ii) of the Trust and Plan

☐                                    Modified Section 3121 compensation as described in Section 2.14(a)(iii) of the Trust and Plan

☒                                    Modified Section 3401 compensation as described in Section 2.14(a)(iv) of the Trust and Plan

☐                                    W-2 earnings as described in Section 2.14(a)(v) of the Trust and Plan for all Plan Years

Safe Harbor Adjustments To Compensation: (select all that apply)

☒                                    Compensation shall be increased for salary reduction amounts under Code Sections 401(k), 125, 403(b) and similar plans as described in Section 2.14(b)(i) of the Trust and Plan, and for Plan Years beginning on and after January 1, 2001, for salary reduction amounts under Code Section 132(f)(4)

☐                                    Compensation shall be reduced by any extra benefits as described in Section 2.14(b)(ii) of the Trust and Plan

☐                                    none of the above.

Other Exclusions From Compensation(1): (select all that apply)

☒                                    pre-entry date Compensation

☐                                    commissions

(1) No exclusions from Compensation (other than pre-entry date compensation) may be elected if Participating Company contributions are allocated in accordance with the integration method described in Section (24)(a).

☐                                    bonuses (whether discretionary or non-discretionary)

☐                                    commissions, overtime and bonuses (whether discretionary or non-discretionary)

☒                                    other fringe benefits; bonuses (whether discretionary or non-discretionary) as follows:  In accordance with the safe harbor alternative described under Section 1.414(s)-1(d)(2)(ii) of the Code, regularly-paid annual bonuses shall be included in Compensation, but irregularly-granted bonuses and additional compensation shall be excluded from Compensation for purposes of determining matching and non-elective (safe harbor) profit sharing contributions; all bonuses (regular and irregular) and additional compensation is excluded from Compensation for purposes of making pre-tax contributions.

☐                                    none of the above”

IN WITNESS WHEREOF, the Company, by its duly authorized representative, hereby executes this Amendment No. 6 this 5th day of January, 2006.

NORTH COAST ENERGY, INC.
(“Company”)

By:	/s/ Tommy L. Knowles

Title:	President